Exhibit 99.1

Long Island Iced Tea Corp. Presentation Transcript for the RedChip February 2016 Global Online Growth Conference

Phil J. Thomas, Paul Vassilakos, Joseph Caramele, Julian Davidson

Phil J. Thomas:

Welcome back and thanks again for joining us here at Long Island Iced Tea. Our company is truly unique, in that we have immediate brand recognition, through a national, and globally recognized name in Long Island Iced Tea. The company has experienced early successes, and look forward to the years ahead. The company's is based on three different facets. First and foremost our non-alcoholic division.

It’s based on a premise, that it’s a $5.3 billion dollar industry, growing at a 10% CAGR, and we look forward on capitalizing on that market. Secondly, we have an alcohol division, where we have experienced a palpable shift of millennials, shifting away from beer, and in to pre-mixed cocktails. Once again, we hope to capitalize on that shift. Lastly, and certainly not least, is our M&A division. Being that we are a public company, we foresee our company being the perfect grounds, the grooming grounds, in order to groom companies that have synergistic opportunities along our brand, and take them in, and be part of the bigger process, being that Long Island Iced Tea is a public outfit.

We launched our brand in 2011, with minimal capital, no employees and no marketing budget. In just one year, we were able to achieve one million dollar in sales, in one of the most competitive markets in the nation, if not the world. At that point we knew we were on to something, but we needed capital in order to continue to grow our band. In 2012 we went on a capital road show, and in 2013 on the back of success, we hired our first employee. 2014 happened to be an extremely important year for our brand. The brand was completely revitalized with a new image, and we launched our first marketing campaign, that consisted of 25 billboards throughout the New York metropolitan area. We assembled a brand marketing team that toured the area, increasing awareness and brand awareness in each and every market. On top of that we sponsored concerts and events, once again, building our brand awareness.

And In 2015 we decided to take the company public. A big part of that decision making and one member of our board, that played an integral part of that development, was Mr. Paul Vassilakos.

So Paul, tell us why in your mind, why it was a great fit for us to be a public company.

Paul Vassilakos:

Sure, it’s a really good question Phil.

First and foremost, the access to the capital markets for a beverage brand is really suitable. Were constantly going to be needing capital, and having transparency and governance that is provided within a public company is critical to attracting investors.

Secondly using the public listing and the shares as currency, helps us provide vendors and provide employees with a currency, instead of cash. So we need to preserve cash as public vehicle as a beverage company, to grow the business, and having that currency is really, really valuable.

The second is a platform around which we can go out and look at other companies, small beverage companies or small brands, and use our currency in exchange. So we don’t have to go on buy companies using cash, we can use our stock.

So all in all, beverage businesses are really suitable. If you get it right, you have a platform, you have a currency, you can really take advantage of the public markets

Phil J. Thomas:

That’s fantastic Paul. And, what gets you most excited about our brand and our company.

Paul Vassilakos:

I think three things. There’s probably more, but the top three I have are:

The top of mind awareness of Long Island Iced Tea as a brand name. If we can figure out a way to monetize that and exploit that. Everybody’s heard that name, everybody’s had that drink. And I’m talking on a global basis. So if we can monetize that, and really extract that value, that’s the first key thing.

The second and third are two pieces. One is, the shift away from carbonated soft drinks. I’m sure you’ve touched on this before, but it’s really exciting. And were in a climate a right now that is just massively shifting from carbonated soft drinks. And were in a $5.3 billion dollar massive, ready-to-drink tea area that’s growing at 10%. I know you said that, but it’s worth saying that again.

The second is a massive shift away from beer. Now, it’s going in to cider, but it’s also going in to flavored drinks, and that’s a $200 billion dollar industry. And that’s growing like going gangbusters.

So three really good things: Exploiting the name, the shift away from carbonated soft drinks, and a shift away from beer.

Phil J. Thomas:

If we can just Segway for a moment and just talk about our brand and who we are.

Our brand is a premium product, and is sold at an affordable price and what we think is the best name in the business.

What do I mean by premium? We use only cane sugar, no high fructose corn syrup in our products.

We have no aspartame in our diets. We are hop filed with real brew tea, and one of the only mainstream brands today that can call ourselves non-GMO. You bottle that all up in to a bottle, and put it with a brand name that is immediately recognized and globally recognized, Long Island Iced tea. And that is our product, that is our premise.

Our distribution has been significant throughout the years, and continues to grow. We are mainly focused in the North east. We just launched South East about 6 months ago in Florida, being that it’s a natural fit with the good weather, and a large transient base for New Yorkers

And I have recently launched the Midwest, we are currently sold in the Caribbean, and we continue to build in all these territories.

Part of our growth consists of many different factors. First and foremost, is to build our existing lines. We have a 20oz product, a 12oz product, and gallons. We will continue to build our facings in existing supermarkets, and also add new locations in to various different markets.

Another big part of our success will be how well we up list our skill sets. Part of that is hiring new personnel that can offer our company ways in which we can grow our business. One of those most recent hires is the hiring of Mr. Joseph Caramele, who is our new Vice President of National accounts

Mr. Caramele brings 10 years’ experience from Arizona beverages, and we look to our new relationship with him moving forward.

Joe, why is it that you choose to join Long Island Iced tea?

Joseph Caramele:

Well just for the sheer power of the brand.

This brand has a name and recognition throughout the whole country and globally.

And the way today this market is growing, you guys are poised to set up for growth.

Phil J. Thomas:

What have you seen today in the market?

Joseph Caramele:

I’ve seen your network, that you have in place for the single serve. And now your roll out of the gallons, which is a take home package, their numbers are just driving.

Phil J. Thomas:

And what’s your overall plan for expansion, throughout the region and the country?

Joseph Caramele:

Well I plan to use the networks that you guys have in place already, and with my 10 years’ experience in this category, I plan to use those networks, and combine them, and then take this company national.

Phil J. Thomas:

Is it safe to say that you have a relationship with the majority of the chains throughout the country?

Joseph Caramele:

Absolutely, 100%.

Phil J. Thomas:

That’s fantastic Joe. Welcome aboard, its great having you.

Joseph Caramele:

Good to be here, I’m very excited.

Phil J. Thomas:

I’d like to now discuss our alcohol portion of the presentation. First and foremost, I’d like to introduce Mr. Julian Davidson, a 25 year industry professional in the business. Long Island Iced Tea decided to contract Julian, in order to spear head growth and development of our alcohol division.

Julian, thank you for joining us here today.

Julian Davidson:

Thanks Phil.

Phil J. Thomas:

Hey Julian, Why did you join our team, at Long Island Iced Tea?

Julian Davidson:

I think there’s a few reason Phil. First and foremost it’s the brand. It always comes back to the brand. Long Island Iced tea is such an iconic, tremendous brand. If this was Phil’s Iced Tea, or Julian’s Iced Tea, I don’t think I’d be here. I think a few of us would be here, perhaps, but the fact that the brand is the Long Island Iced Tea Company, is just amazing. That brand has just so much opportunity.

Phil J. Thomas:

That’s fantastic. Can you tell briefly about your background and the industry and in the past?

Julian Davidson:

Sure, I’m a charted accountant by profession. But most significantly, I’ve been with two major liquor companies for approximately 22 years, 23 years. The first of those is a company called Lion Nathan which is a subsidiary of Kirin. Lion was a blue chip organization in Australia and New Zealand, where we built brands and run a business of quite significant scale.

And the second one and most laterally, and probably most relevant, is a company called Independent Liquor, which was purchased by Asahi in 2011 for about one and a half billion dollar.

And Independent Liquor was the market leader in what we call a new generation or new flavored alcoholic beverages, whether that be mixed spirits, pre-mixed ready to drink cocktails, or the American alternative of “malternatives” or malt based products. So Independent Liquor was massively innovative, and was always at the fore front of what was happening in the changes in the alcohol industry. And what I see happening here in the US, is quite a step change as you referred to earlier with millennials , saying “no” to mainstream beers, and looking to go in to all sorts of flavored alcoholic beverages. So I think the company is incredibly well positioned to investigate in to those flavored beverage categories.

Phil J. Thomas:

That sounds fantastic Julian, and it’s great to have you on board. Talk to me a little bit on our overall plan for launch and execution over the next year or two years.

Julian Davidson:

Sure Phil. I think first, of all there’s a domestic US element, and then we’ve got to have a bit look at what could the brand look like and behave like internationally as well. But if you just talk about the US first of all, there has to be opportunities across a range of different categories within the US. Whether those categories sit in the spirit segment or the cordials. Whether it sits in the cocktail segment like say where Skinny Girl entered a few years ago. Or whether it sits in the “malternative”, RTD category where Anheuser Busch and everyone is sort of entering and growing that category quite rapidly. So I think we just need to have a look and choose our timings and choose our categories, and see where we go.

Phil J. Thomas:

That’s absolutely fantastic. I mean it’s great to have you on board, and we look forward to the years to come.

Julian Davidson:

Pleasure being here Phil. I am incredibly excited about the company growth prospects and as I said it’s just a tremendous brand.

Phil J. Thomas:

So that about wraps up our presentation today. I want to thank everyone for joining us. You had a chance to meet some of the key players associated with the organization. You have an understanding of how we plan to grow our business, from a non-alcoholic and an alcoholic stand point. We truly have a strong name brand, a great liquid, a great management team, and all the pieces in place to continue to build this business, and grow. Not only on a regional basis, on a national business, and then future, in to a global scale. Once again, we very much appreciate your time, this afternoon, and once again look forward to the question and answer session to follow this segment. Once again, thank you very much, and have a wonderful day.